EXHIBIT 10.3

WRITTEN APPROVAL AND CONSENT OF HOLDERS

8% Unsecured OID Debentures of Sadot Group Inc.

This Written Approval and Consent of Holders (this “Approval”), dated as of August 19, 2026, is delivered by each of the undersigned holders (each, a “Consenting Holder” and, collectively, the “Consenting Holders”) of the 8% Unsecured OID Debentures of Sadot Group Inc., a Nevada corporation (the “Company”), issued February 9, 2026 in the aggregate original principal amount of $1,086,956.52 (collectively, the “Debentures”), of which Debentures Nos. SSD-001, SSD-002 and SSD-004 remain outstanding in the aggregate principal amount of $815,217.39 (Debenture No. SSD-003 having been settled and extinguished on August 17, 2026), pursuant to those certain Securities Purchase Agreements, each dated as of February 6, 2026, between the Company and the purchasers party thereto (each, a “Purchase Agreement”). Each Consenting Holder holds the Debenture identified below its signature hereto (as to such Consenting Holder, its “Debenture”), each in the original principal amount of $271,739.13. Capitalized terms used but not defined herein have the meanings given in the Debentures or the Purchase Agreements.

RECITALS

WHEREAS, Igor Poluyko, the holder of Debenture No. SSD-004 (the “Poluyko Debenture”), proposes to assign the Poluyko Debenture to Shakawe Capital LLC, a Wyoming limited liability company (“Shakawe”), pursuant to an Assignment and Assumption of Debenture by and among Igor Poluyko, Shakawe and, solely for certain specified purposes, the Company (the “Assignment”);

WHEREAS, the Company and Shakawe propose to enter into a Debt Settlement and Share Issuance Agreement with respect to the Poluyko Debenture, substantially in the form attached hereto as Exhibit A (the “Settlement Agreement”), pursuant to which the entire outstanding principal amount of the Poluyko Debenture (US$271,739.13) will be settled, extinguished and discharged in full in exchange for the issuance to Shakawe of shares of the Company’s Common Stock at a price equal to seventy-five percent (75%) of the lowest closing price of the Common Stock during the five (5) consecutive Trading Days immediately preceding the date of the Settlement Agreement (provided, that such price shall not be less than $8.00 per share), subject to a 4.99% (increasable to 9.99%) beneficial ownership limitation, a 19.99% exchange cap in accordance with Nasdaq Listing Rule 5635(d), a daily leak-out limitation of 15% of the daily trading volume of the Common Stock, and the other terms and conditions set forth therein (the “Settlement”);

WHEREAS, Section 8 of each Debenture provides that any amendment to a Debenture (and any waiver or consent with respect thereto) shall be binding upon all Holders if approved in writing by Holders of at least 50% plus $1.00 of the then outstanding principal amount of the Debentures; and

WHEREAS, pursuant to Section 9 of the Debentures and Section 4.11 of the Purchase Agreements, the Company would otherwise be required to offer to each Consenting Holder the opportunity to settle its own Debenture on terms equivalent in all material respects to those of the Settlement (as to each Consenting Holder, its “Right to Participate”), and each Consenting Holder desires to waive its Right to Participate and to consent to the Settlement as provided herein; and

WHEREAS, the Debentures matured on May 30, 2026 and remain outstanding, and the Maturity Date of each Debenture was extended to October 31, 2026 pursuant to a Written Approval and Consent of Holders dated as of August 17, 2026 (the “Prior Approval”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Consenting Holder, severally and not jointly, hereby agrees as follows:

1. Approval and Consent. Each Consenting Holder, in its capacity as a Holder of the Debentures, hereby irrevocably approves and consents in writing, for purposes of Section 8 of the Debentures and for all other purposes of the Transaction Documents, to (a) the Assignment, (b) the execution, delivery and performance by the Company of the Settlement Agreement, including, without limitation, the settlement and extinguishment of the Poluyko Debenture and the issuance of shares of Common Stock to Shakawe thereunder, and (c) to the extent required, each of the other transactions contemplated by the Assignment and the Settlement Agreement. This Approval shall constitute the written approval of each Consenting Holder for purposes of Section 8 of the Debentures with respect to the Settlement, and the Consenting Holders, together with Shakawe (as assignee of the Poluyko Debenture), hold at least 50% plus $1.00 of the outstanding principal amount of the Debentures.

2. Maturity Date; Prior Approval. Each Consenting Holder hereby confirms that the Maturity Date of its Debenture is October 31, 2026, as amended pursuant to the Prior Approval, and reaffirms its waiver of any Event of Default under Section 6(a)(i) of its Debenture arising solely from the non-payment of the principal amount thereof on or prior to the Maturity Date in effect prior to such amendment. Except as expressly set forth in this Section 2, the terms of each Debenture remain in full force and effect.

3. Waiver of Right to Participate; Equal Treatment. Each Consenting Holder hereby irrevocably waives its Right to Participate and any right to receive an equivalent offer, and to settle, exchange or convert its own Debenture on terms equivalent to those of the Settlement, and acknowledges and agrees that the Company’s obligations under Section 9 of the Debentures and Section 4.11 of the Purchase Agreements with respect to the Settlement have been satisfied in full or are hereby waived. Each Consenting Holder, on behalf of itself and its successors and assigns, hereby waives any claim, right or remedy under Section 9 of the Debentures or Section 4.11 of the Purchase Agreements arising out of or relating to the Assignment, the Settlement Agreement, the Settlement or the transactions contemplated thereby. For the avoidance of doubt, nothing herein obligates any Consenting Holder to participate in the Settlement, and each Consenting Holder has elected not to do so.

4. No Other Waiver; Reservation of Rights. Except as expressly set forth herein, nothing in this Approval shall constitute a waiver, amendment or modification of any provision of any Consenting Holder’s Debenture, any Purchase Agreement or any other Transaction Document, or of any right or remedy of any Consenting Holder thereunder, all of which are expressly reserved, including, without limitation, each Consenting Holder’s rights in respect of the outstanding principal amount of its Debenture.

5. Representations. Each Consenting Holder, severally and not jointly, and solely as to itself and its own Debenture, represents and warrants that (a) it is the sole legal and beneficial owner of its Debenture, free and clear of all Liens, and has not sold, assigned, transferred, pledged or otherwise disposed of its Debenture or any interest therein, (b) the outstanding principal amount of its Debenture as of the date hereof is $271,739.13, and (c) it has full power and authority to execute and deliver this Approval, and this Approval constitutes the valid and binding obligation of such Consenting Holder, enforceable against such Consenting Holder in accordance with its terms.

6. Miscellaneous. This Approval shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law, and the exclusive jurisdiction and waiver of jury trial provisions of Section 7(d) of the Debentures shall apply hereto, mutatis mutandis. This Approval may be executed in any number of counterparts (including by “.pdf” or electronic signature), each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and shall be effective as to each Consenting Holder upon such Consenting Holder’s execution and delivery of its counterpart to the Company; the obligations of the Consenting Holders hereunder are several and not joint, and no Consenting Holder shall be responsible for the obligations, representations or execution of any other Consenting Holder. This Approval shall be irrevocable as to each Consenting Holder upon delivery of its executed counterpart to the Company, shall be binding upon each Consenting Holder and its successors and assigns, and shall inure to the benefit of the Company, Shakawe and their respective successors and assigns.

IN WITNESS WHEREOF, each of the undersigned has executed this Written Approval and Consent of Holders as of the date first written above.

CONSENTING HOLDER Debenture No. SSD-001:

Cecilia Castro

Harding Castro
Cecilia and Harding Castro, as tenants in common

CONSENTING HOLDER Debenture No. SSD-002:
622 CAPITAL, LLC

By:
Name: Gary Clyburn Jr.
Title: Manager

Acknowledged and agreed:
SADOT GROUP INC.

By:
Name: Haggai Ravid
Title: Chief Executive Officer

Exhibit A — Form of Debt Settlement and Share Issuance Agreement (Debenture No. SSD-004) [to be attached]